UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 1, 2012

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 1, 2012, El Paso Electric Company (the “Company”) completed a refunding transaction related to an aggregate principal amount of $33,300,000 in pollution control indebtedness.
As part of the refunding, the City of Farmington, New Mexico (the “Issuer”) issued and sold $33,300,000 principal amount of Pollution Control Revenue Refunding Bonds, 2012 Series A (El Paso Electric Company Four Corners Project) (the “Bonds”) pursuant to an Ordinance adopted by the Issuer on June 12, 2012 (the “Ordinance”) between the Issuer and Union Bank, N.A., as trustee (the “Trustee”). The Company purchased the Bonds and may remarket them at a future date, depending on financing needs and market conditions. The Bonds (i) bear interest at an initial weekly interest rate as determined pursuant to the provisions of the Ordinance, (ii) will mature on June 1, 2032, (iii) are unsecured obligations, and (iv) are not supported by any credit enhancement facility.
The Bonds were issued to provide funds, together with other moneys available from the Company, necessary to redeem and refund the Issuer's Pollution Control Revenue Refunding Bonds, 2002 Series A (El Paso Electric Company Four Corners Project) in the aggregate principal amount of $33,300,000 (the “Prior Bonds”).
The Issuer will be obligated to pay the principal of, premium, if any, and interest on the Bonds solely out of moneys held in trust under the Ordinance and the receipts and revenues of the Issuer under the Further Amended and Restated Installment Sale Agreement, dated as of August 1, 2012 between the Company and the Issuer (the “Loan Agreement”). Under the Ordinance, the receipts and revenues from the Company pursuant to the Loan Agreement have been pledged to the Trustee as security, equally and ratably, for the payment of the Bonds. The payments required to be made by the Company pursuant to the Loan Agreement are sufficient, together with other funds available for such purpose, to pay the principal of, premium, if any, and interest on the Bonds. The obligations of the Company to make payments under the Loan Agreement will not be secured by any facilities or a pledge of any securities or any other property of the Company.
The Loan Agreement contains standard representations, covenants and events of default for facilities of this type, including acceleration of indebtedness upon certain events of default. Events of default under the Loan Agreement include (i) a failure by the Company to make when due any payment under the Loan Agreement, which failure results in an event of default by the Issuer related to a payment of principal or interest when due under the Ordinance; (ii) a failure by the Company to pay when due any other payment required under the Loan Agreement or to observe and perform any other covenant, condition or agreement, subject to certain conditions; (iii) certain bankruptcy or insolvency-related conditions relating to the Company; and (iv) the occurrence and continuance of an event of default under the Ordinance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY
(Registrant)

Date: August 1, 2012
By:     /s/ David G. Carpenter
Name:    David G. Carpenter
Title:    Senior Vice President - Chief Financial Officer